Exhibit 10.34

STOCK PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT is made and entered into this 12th day of August 2005 by and among URANIUM RESOURCES, INC., a Delaware corporation (the “Company”), and the undersigned (individually sometimes referred to as a “Purchaser” and collectively with all persons acquiring Common Stock of the Company in connection with this offering as the “Purchasers”):

1.                                       Definitions.  For the purposes of this Purchase Agreement:

“Closing Date” shall have the meaning set forth in Section 4 of this Purchase Agreement.

“Commission” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Common Stock” shall mean the Company’s Common Stock, $0.001 par value per share.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statue and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Holder” shall mean each of the Purchasers, or their successors and assigns.

“Material Adverse Effect” means a material adverse affect on (a) the assets, liabilities, business, properties, operations, financial condition, or results of operations of the Company and any subsidiaries, taken as a whole, or (b) the ability of the Company to perform its obligations pursuant to this Agreement or under the agreements or instruments to be entered into or filed in connection herewith.

“Person” shall mean a natural person, corporation, partnership, limited liability company, trust or any other entity, other than a governmental entity, recognized by statute in its jurisdiction of formation as having legal existence.

“Purchase Agreement” shall mean this Stock Purchase Agreement by and among the Company and Purchaser.

“Registrable Securities” shall mean the shares of Common Stock held by the Holders; provided, however, that Registrable Securities shall not include such securities that have been (a) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction or (b) pursuant to Rule 144 promulgated under the Securities Act.

The terms “register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement with the Commission in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

“Registration Expenses” shall mean all expenses, except as otherwise stated below, incurred by the Company in complying with Section 7.1 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

“Securities Act” shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Selling Expenses” shall mean all underwriting discounts, selling commissions and stock transfer expenses applicable to the securities registered by the Holders and, except as set forth above, all reasonable fees and disbursements of counsel for any Holder.

“Shares” shall mean the shares of Common Stock issued to the Purchaser pursuant to this Purchase Agreement and any other securities issued in respect of such securities upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event.

“Subsidiary” or “Subsidiaries” shall mean a corporation or corporations of which the Company shall at the time own directly or indirectly 50% or more of the outstanding common stock and all of the outstanding stock of any other class, and the term “wholly-owned Subsidiary” shall mean a corporation of which the Company shall at the time own directly or indirectly all of the outstanding stock, except for directors’ qualifying shares.

2.                                       Representations and Warranties of the Company.  The Company represents and warrants that on the date hereof and the Closing Date:

2.1                                 Organization.  The Company is a duly domesticated and validly existing corporation in good standing under the laws of the state of Delaware with all necessary corporate power to enter into and perform this Purchase Agreement, issue and sell the Shares and carry on the business now conducted by it.  The Company is duly qualified and in good standing as a foreign corporation in all jurisdictions in which the nature of its business or the character of the property owned by it makes such qualification necessary, and is duly authorized, qualified and licensed under all laws, regulations, ordinances or orders of public authorities to carry on its business in the places and in the manner presently conducted.

All necessary corporate proceedings have been taken by the board of directors of the Company to authorize the execution, delivery and performance of this Purchase Agreement and the transactions contemplated hereby.  No action is required by the stockholders of the Company in connection with the execution, delivery and performance of this Purchase Agreement, except approval of an increase in the number of shares of authorized Common Stock, which approval will be solicited.  The Agreement has been duly authorized, executed and delivered and is enforceable against the Company in accordance with its terms.  Upon issuance of the Shares at the Closing and receipt of the consideration to be paid for the Shares, the Shares will be duly authorized, validly issued, fully paid and non-assessable.

2.2                                 No Legal Obstacle.  Neither the consummation of the transactions contemplated by this Purchase Agreement nor compliance with the provisions of this Purchase Agreement nor issuance of the Shares, will result in any breach or violation of any of the provisions of, or constitute a default under, the charter or by-laws of the Company, or any provision of law, agreement or other instrument which will remain in effect after the issue and sale of the Shares and to which the Company is a party or by which it is bound, or of any applicable order or regulation of any governmental authority having jurisdiction, or result in the creation under any other agreement or instrument of any lien or encumbrance upon any assets of the Company.

2.3                                 Tax Returns.  The Company and its Subsidiaries have filed all federal, state and local tax returns which are required to be filed and have paid, or made adequate provision for the payment of, all taxes which have or may become due pursuant to said returns or otherwise or to assessments received by the Company or its Subsidiaries, except such as are being vigorously contested in good faith.  The Company has made adequate provision for all current taxes.

2.4                                 Capitalization.  The authorized capital stock of the Company on the date hereof consists of 200,000,000 shares of Common Stock, $.001 par value per share (the “Common Stock”), of which 138,065,596 shares were issued and outstanding and 29,399,081 shares were reserved for issuance under stock option plans, deferred compensation plans and convertible notes.

Except as set forth above, there are no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights, of any character whatsoever relating to, or securities or rights convertible into, exercisable for, or exchangeable for any shares of capital stock of the Company, or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company.  The issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers) (except that holders of $600,000 in notes will have the right to convert their notes, plus accrued interest into shares of Common Stock at the price at which the Shares are sold in this offering) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities.  No further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale of the Securities.  There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.  The Company’s Certificate of Incorporation and the Company’s By-laws, each as in effect on the date hereof, filed as exhibits to the Company’s SEC Documents, are true and correct copies of each such document.

2.5                                 Finders.  All negotiations relative to this Purchase Agreement and the transactions contemplated herein have been carried on by the Company with Rice, Voelker LLC on behalf of the Purchasers in such manner as not to give rise to any valid claim against the Company for a finder’s fee, brokerage commission or like payment, except for payment of a commission to Rice, Voelker, LLC.

2.6                                 Authorization and Approvals.  The execution, delivery and performance of this Purchase Agreement do not require any approval or consent on the part of, or filing, registration or qualification with, any governmental body, federal, state or local that has not been obtained or performed or any third person, pursuant to any agreement or otherwise, except for requisite filings under state and federal law to permit the private offering of the Shares in compliance with exemptions from registration under such laws.

2.7                                 No Conflicts; No Violation.

(a)                                  The execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not (i) conflict with or result in a violation of any provision of the Certificate of Incorporation or By-laws, (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment (including without limitation, the triggering of any anti-dilution provision), acceleration or cancellation of, any agreement, indenture, patent, patent license, or instrument to which the Company is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including U.S. federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company or by which any property or asset of the Company is bound or affected (except for such conflicts, breaches, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect).

(b)                                 The Company is not in violation of its Certificate of Incorporation, By-laws or other organizational documents and the Company is not in default (and no event has occurred which with notice or lapse of time or both could put the Company in default) under, and the Company has not taken any action or failed to take any action that (and no event has occurred which, without notice or lapse of time or both) would give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party or by which any property or assets of the Company is bound or affected, except for possible defaults as would not, individually or in the aggregate, have a Material Adverse Effect.

(c)                                  The Company is not conducting its business in violation of any law, ordinance or regulation of any governmental entity, the failure to comply with which would, individually or in the aggregate, have a Material Adverse Effect.

(d)                                 Except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable state securities laws or any listing agreement with any securities exchange or automated quotation system, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self regulatory agency in order for it to execute, deliver or perform any of its obligations under this Agreement or to issue and sell the Shares in accordance with the terms hereof.

2.8                                 SEC Documents, Financial Statements.  Since June 1, 2004, the Company has filed all reports, schedules, forms, statements, and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Act and the Exchange Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits) incorporated by reference therein, being hereinafter referred to herein as the “SEC Documents”).  As of their respective dates, the SEC Documents, as the same have been amended, complied in all material respects with the requirements of the Securities and Exchange Act of 1934 or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto.  Such financial statements have been prepared in accordance with U.S. generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).  Except as set forth in the financial statements included in the SEC Documents, the Company has no material liabilities, contingent or otherwise, other than liabilities incurred in the ordinary course of business subsequent to December 31, 2004, and liabilities of the type not required under generally accepted accounting principles to be reflected in such financial statements.  The foregoing is subject to the exception that the financial statements for the second and third quarters of 2004 will be restated, consistent with the principles of restatement set forth in the Annual Report on Form 10-KSB/A (second amendment) for the 2003 and 2004 annual financial statements and the Quarterly Report on Form 10-QSB/A for the quarter ended March 31, 2005 for the first quarter 2004 and 2005 financial statements, in each case filed with the SEC on July 28, 2005.  Such restatements will occur when the Second and Third Quarter 10-QSBs are filed with the SEC.

2.9                                 Absence of Certain Changes.  Except as disclosed in the SEC Documents or in the Private Placement Memorandum dated July 29, 2005, since the date of the latest audited financial statements included within the SEC Documents, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, and (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock.  The Company does not have pending before the Commission any request for confidential treatment, except for the request for confidential treatment of certain uranium supply contracts.

2.10                           Disclosure.  No information relating to or concerning the Company set forth in this Agreement or provided to the Purchasers pursuant to Section 2.4 hereof or otherwise provided in connection with the transactions contemplated hereby, including without limitation any oral or written statements made or given by the officers of the Company, or any of the Company’s agents, to any Purchaser, or any Purchaser’s agent, taken as a whole, contained any untrue statement of a material fact nor omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading.  No event or circumstance has occurred or information exists with respect to the Company or its business, properties, operations or financial conditions, which, under applicable law, rule or regulation, requires immediate public disclosure or announcement by the

Company but which has not been so publicly announced or disclosed.  The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3 hereof.

2.11                           No Integrated Offering.  Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the Securities Act of the issuance of the Shares to the Purchasers.

3.                                       Representations; Warranties and Acknowledgments of the Purchaser.

3.1                                 Purchase for Investment.  The Purchaser represents and warrants to the Company that it will acquire the Shares to be purchased by it for its own account for investment and not with a view to the distribution thereof, and that it has no present intention of making any distribution or disposition of them; provided, however, that the disposition of its property shall at all times be and remain within its control.  The acquisition of Shares by the Purchaser shall constitute its confirmation of said representation and warranty.  The Purchaser understands that the Shares are being sold to it in a transaction which is exempt from the registration requirements of the Securities Act of 1933, and that the Shares must be held by it and may not be resold unless they are subsequently registered under the Act or an exemption from such registration is available.  The Purchaser further understands that the Shares will be legended with a notation that they were acquired for investment in an exempt transaction and that they may not be resold unless they are subsequently registered under the Securities Act of 1933 or unless an exemption from such registration is available.

3.2                                 Accredited Investor Status.  The Purchaser represents and warrants that he, she or it understands that the Company will rely upon the following information for purposes of its determination that the Purchaser is an “accredited investors” (as that term is defined in Regulation D promulgated by the SEC under the Securities Act of 1933, as amended), and that the Shares will not be registered under the Securities Act in reliance upon one or more of the exemptions from registration provided under the Securities Act and Regulation D for nonpublic offerings.  Each Purchaser represents and warrants that he, she or it is an accredited investor by virtue of meeting one of the following requirements:

(a)                                  If the Purchaser is an individual he or she had an individual income in each of the two most recent years and reasonably  expects to have individual income in excess of $200,000 for the current year or a joint income with his or her spouse in excess of $300,000 in each of the two most recent years and reasonably  expects to have joint income with such spouse in excess of $300,000 for the current year; or he or she currently has an individual net worth, or his or her spouse and he or she have a joint net worth, in excess of $1,000,000; or

(b)                                 If the Purchaser is a trust it has total assets in excess of $5,000,000, was not formed for the specific purpose of acquiring the Shares, and the purchase of the Shares has been directed by a “sophisticated person” as defined in Rule 506(b)(2)(ii) of Regulation D, that is, a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the Shares.

(c)                                  If the Purchaser is a partnership (i) it was not formed for the specific purpose of acquiring the Shares and has total assets in excess of $5,000,000, or (ii) all of its equity owners individually qualify as accredited investors.

(d)                                 If the Purchaser is a limited liability company or other legal entity (i) it was not formed for the specific purpose of acquiring the Shares and total assets in excess of $5,000,000, or (ii) all of its equity owners individually qualify as accredited investors.

4.                                       Purchase and Sale of the Shares.  Subject to the terms and conditions of this Purchase Agreement, the Company agrees to issue and sell to the Purchaser and the Purchaser agrees to purchase from the Company, at the Closing, such number of shares of Common Stock as is stated on the last page of this Agreement, free and clear of all restrictive and other legends (except as expressly provided herein), at a purchase price of $.50 per share.

The Closing shall be held at 10:00 a.m. on at the offices of Rice,Voelker LLC on August 12, 2005.  At the Closing, the Company will execute and deliver to you, unless otherwise requested by you, a single stock certificate, registered in the name and for the number of Shares set forth on the last page of this Agreement, dated the date of the Closing, against payment of the purchase price by wire transfer of immediately available funds or delivery of an official bank check in Federal Funds or other immediately available funds.

5.                                       Conditions to the Purchaser’s Obligations.  The obligation of each Purchaser to purchase and pay for the Shares to be acquired by it at the Closing shall be subject to the compliance by the Company with its agreements herein contained, and to the satisfaction at or before such Closing of the following further conditions:

5.1                                 Sale of Shares.  The Company will issue and sell the Shares at the time and in the manner provided and receive payment therefor in the amounts and for the consideration specified in Section 4.

5.2                                 Accuracy of Representations and Warranties.  The representations and warranties contained in Section 2 of this Purchase Agreement shall be true and correct on and as of the date of the Closing with the same force and effect as though made on and as of the date of such Closing; no event which, if the Shares had been outstanding, from the passage of time or giving of notice, or both, would become such an event of default shall have occurred and be continuing on the date of the Closing; between the date hereof and the Closing, neither the business nor assets nor the condition, financial or otherwise, of the Company and its Subsidiaries on a consolidated basis shall have been adversely affected in any material manner as the result of any fire, explosion, accident, drought, strike, lockout, riot, sabotage, confiscation, condemnation or purchase of any property by governmental authority, activities of armed forces or acts of God or the public enemy, or other event or development.

5.3                                 Proper Proceedings.  All proper corporate proceedings shall have been taken by the Company to authorize this Purchase Agreement and the transactions contemplated hereby.

5.4                                 Delivery of Other Documents.  Purchaser shall have received the following:

(a)                                  Good Standing Certificate.  A long form certificate of good standing dated the same month as the Closing of the Secretary of State of the State of Delaware as to the

existence and good standing of the Company and listing the charter documents of the Company on file in his office, and copies, certified by said Secretary of State, of all such charter documents;

(b)                                 Officers’ Certificate.  A certificate of the Secretary of the Company, in form and substance satisfactory to Purchaser, certifying

(i)                                     a copy of the by-laws of the Company, and

(ii)                                  resolutions of the Board of Directors of the Company relating to the Agreement and the Shares.

(c)                                  Opinion of Counsel.  An opinion of counsel for the Company on such matters as Rice Voelker (defined below) shall reasonably request.

(d)                                 Certificates for Shares.  Certificate of the Transfer Agent that the Shares have been issued..

5.5                                 General.  All instruments and legal proceedings in connection with the transactions contemplated by this Purchase Agreement shall be satisfactory in form and substance to you and your special counsel shall have received copies of all documents, including records of corporate proceedings, which you or your special counsel may have requested in connection therewith, such documents where appropriate to be certified by proper corporate or governmental authorities.

6.                                       The Shares, Use of Proceeds and Future Offerings.

6.1                                 The Shares.  Each certificate representing Shares shall be executed by or bear the facsimile signature of the President, any Vice-President or its Treasurer and its Secretary, and shall be dated its date of issue.

6.2                                 Use of Proceeds.  The proceeds of the Shares, together with the proceeds of all other sales of Common Stock being offered in this same offering, shall be used substantially as stated in the Private Placement Memorandum dated July 29, 2005, as amended by that supplement to the Private Placement Memorandum dated August 10, 2005.

6.3                                 Future Offerings.  The Company agrees that, without the written consent of Rice Voelker, it will not sell or issue its Common Stock for consideration valued at less than $1.00 per share and will not sell any other securities of the Company that may be converted into its Common Stock for consideration valued at less than $1.00 per share, in either case, at any time prior to the later to occur of (i) January 1, 2006, or (ii) that date upon which the Registration Statement (defined below) becomes effective for all Registrable Securities.  The $1.00 threshold stated in the preceding sentence shall be appropriately adjusted to reflect any stock dividend, split, combination or other recapitalization of shares by the Company occurring after the date hereof.  The foregoing shall not apply to (i) options currently outstanding or hereafter issued to employees or directors (to the extent such options are issued under plans currently in place and disclosed in the SEC Documents and provided that the shares issued upon the exercise of such options are issued from the pool of reserved shares described in Section 2.4 hereof) or (ii) shares issuable on conversion of up to $735,000 of debt currently outstanding plus accrued interest thereon.

7.                                       Registration Rights.

7.1                                 Mandatory Registration.  The Company shall prepare and file with the Commission a registration statement (the “Registration Statement”) on an appropriate form covering the resale of the Registrable Securities by the Purchasers on or prior to the 30th day after the Closing Date.

7.2                                 Expenses of Registration.  All Registration Expenses incurred in connection with the registration shall be borne by the Company.  Unless otherwise stated, all Selling Expenses relating to securities registered on behalf of the Purchaser shall be borne by the Purchaser of such securities pro rata on the basis of the number of shares so registered except the legal fees and disbursements of any counsel for any Holder not required to be paid by the Company which shall be borne by such Holder.

7.3                                 Registration Procedures.  At its expense the Company will:

(a)                                  Prepare and file with the Commission the Registration Statement and use its commercially reasonable efforts to cause such Registration Statement to become effective as soon as possible after the filing thereof, and keep the Registration Statement effective pursuant to Rule 415 at all times, subject to Section 7.4, until such date as is the earlier of (i) the date on which all Registrable Securities have been sold by each Holder, and (ii) the date on which the Registration Rights terminate as set forth in Section 7.8;

(b)                                 Promptly notify each Holder upon the declaration of the effectiveness of the Registration Statement and promptly furnish to the Purchasers participating in such registration and to the underwriters (if any) of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus (and all required amendments and supplements to any thereof), final prospectus and such other documents as such Purchasers or such underwriters may reasonably request in order to facilitate the public offering of such securities;

(c)                                  use its commercially reasonable efforts to register or qualify such Registrable Securities under such other applicable state securities or blue sky laws of such states as any Holder of Registrable Securities covered by such Registration Statement reasonably requests as may be necessary for the marketability of the Registrable Securities and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Holder; and

(d)                                 use its commercially reasonable efforts to cause all the Registrable Securities covered by the Registration Statement to be quoted on such principal securities market on which securities of the same class issued by the Company are then listed or traded.

7.4                                 Suspension of Registration.  The Company shall promptly notify the Purchasers of (i) the issuance by the Commission of a stop order suspending the effectiveness of the

Registration Statement, (ii) the happening of any event, of which the Company has knowledge, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (iii) the occurrence or existence of any pending corporate development that, in the reasonable discretion of the Company, makes it appropriate to suspend the availability of the Registration Statement to comply with Commission rules.  In each case the Company shall use commercially reasonable efforts to promptly prepare a supplement or amendment to the Registration Statement to correct such untrue statement or omission, and deliver such number of copies of such supplement or amendment to each Holder as such Holder may reasonably request; provided that, the Company may delay to the extent permitted by law the disclosure of material non-public information concerning the Company the disclosure of which at the time is not, in the good faith opinion of the Company, in the best interests of the Company (an “Allowed Delay”); provided, further, that an Allowed Delay shall not exceed 30 consecutive days in any 365-day period, and there shall be no more than two such Allowed Delay periods.  The Company shall promptly notify the Purchasers in writing of the existence of an Allowed Delay and shall advise the Purchasers in writing to cease all sales under the Registration Statement until the end of the Allowed Delay.

7.5                                 Indemnification.

(a)                                  The Company will indemnify and hold harmless each Holder and Rice, Voelker LLC (“Rice Voelker”), each of their respective officers and directors, trustees, members, employees and partners, and each Person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration has been effected pursuant to this Section 7 and each underwriter, if any, and each Person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act, the Exchange Act, state securities law or any rule or regulation promulgated under such laws applicable to the Company in connection with any the registration, and within a reasonable period the Company will reimburse each such Holder and Rice Voelker, each of their respective officers and directors, trustees, members, employees and partners, and each Person controlling such Holder within the meaning of Section 15 of the Securities Act, each such underwriter and each Person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing, defending or paying any such claim, loss, damage, liability or action; provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder, controlling Person or underwriter and stated to be specifically for use therein.

(b)                                 Each Holder will, if Registrable Securities held by such Holder are included in the Registration Statement, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company’s securities covered by the Registration Statement, each Person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, Rice Voelker and each other such Holder each of their respective officers and directors, trustees, members, employees and partners, and each Person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in the Registration Statement, prospectus, offering, circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and within a reasonable period will reimburse the Company, Rice Voelker, such Purchasers, each of their respective officers and directors, trustees, employees and partners, and each Person controlling such Holder within the meaning of Section 15 of the Securities Act, for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in the Registration Statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein.  Notwithstanding the foregoing, the liability of each Holder under this subsection (b) shall be limited in an amount equal to the gross proceeds before expenses and commissions to such Holder received for the shares sold by such Holder, unless such liability arises out of or is based on willful misconduct by such Holder.

(c)                                  Each party entitled to indemnification under this Section 7.5 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of any such claim or any litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld or delayed), and the Indemnified Party may participate in such defense at such Indemnified Party’s expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 7 unless the failure to give such notice is materially prejudicial to an Indemnifying Party’s ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses.  No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

7.6                                 Information by Holder.  The Holder of Registrable Securities included in the registration shall furnish to the Company such information regarding such Holder, the Registrable Securities held by them and the distribution proposed by such Holder as the Company may request in writing and as shall be required in connection with the registration referred to in this Section 7.

7.7                                 Rule 144 Reporting.  With a view to making available the benefits of certain rules and regulations of the Commission that may at any time permit the sale of the Restricted Securities to the public without registration, the Company agrees to use its commercially reasonable efforts to:

(a)                                  Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times;

(b)                                 Use its commercially reasonable efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c)                                  So long as a Holder owns any Restricted Securities to furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144, and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as the Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing the Holder to sell any such securities without registration.

7.8                                 Termination of Registration Rights.  The registration rights granted pursuant to Section 7 shall terminate as to each Holder on the earlier of (i) two years after the effective date of the Registration Statement, (ii) the date on which all Registrable Securities held by such Holder may be resold without registration or without regard to any volume limitations by reason of Rule 144(k) under the Securities Act or any other rule of similar effect or (iii) all of the Registrable Securities held by such Holder have been sold pursuant to the Registration Statement or Rule 144(k) under the Securities Act or any other rule of similar effect.

8.                                       Survival of Covenants.  All covenants, agreements, representations and warranties made herein and in certificates delivered pursuant hereto shall be deemed to have been material and relied on by you, notwithstanding any investigation made by you or on your behalf, and shall survive the execution and delivery to you of the Shares and your payment therefor.

9.                                       Addresses.  Any notice or demand which by any provisions of this Purchase Agreement is required or provided to be given shall be deemed to have been sufficiently given or served for all purposes by being sent as registered or certified mail, postage and registration charges prepaid, to the following addresses:  if to the Company, Uranium Resources, Inc., 650 South Edmonds, Suite 108, Lewisville, TX  75067, or, if any other address shall at any time be designated by the Company in writing to the Purchaser, to such other address; and if to a Purchaser, to the address stated on the last page of this Agreement or, if any other address shall at any time be designated by the Purchaser in writing to the Company, to such address.

10.                                 Dates; Captions.  For convenience of reference, this Purchase Agreement shall be dated as of the date first above written, regardless of the date upon which you shall have signed the acceptance hereof.  Captions and headings are for the convenience of reference only and shall not be deemed part of this Purchase Agreement or used in its construction.

11.                                 Benefits.  All of the terms and provisions of this Purchase Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, provided that the obligations of the Purchaser under this Purchase Agreement may not be assigned without the prior written consent of the Company.

12.                                 Whole Agreement; Controlling Law; Exhibits and Schedules.  This Purchase Agreement, which constitutes the entire agreement between the parties with respect to the subject matter hereof (replacing any other agreements written and oral), shall be governed by and construed in accordance with the law of the state of New York.  Exhibits and schedules attached hereto shall be deemed incorporated by reference herein as fully as if set forth herein in full.

13.                                 Counterparts; Signatures.  This Purchase Agreement may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, but such counterparts shall together constitute one and the same instrument.  Signatures may be delivered by facsimile.

IN WITNESS WHEREOF, this Stock Purchase Agreement was duly executed on the date first written above.

COMPANY:

URANIUM RESOURCES, INC.

By:
Paul K. Willmott, President

PURCHASER:

By:
Print Name:

Name on Certificate:

Number of Shares:

Address: